UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 ------------

                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 10, 2005


                             HARTMARX CORPORATION

              (Exact name of registrant as specified in charter)


          DELAWARE                       1-8501                36-3217140
  (State or other jurisdiction        (Commission            (IRS Employer
   of incorporation)                  File Number)          Identification No.)


                            101 North Wacker Drive
                            Chicago, Illinois 60606
              (Address of principal executive offices) (Zip Code)


                                (312) 372-6300
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

         On March 10, 2005, Hartmarx Corporation (the "Company") and Homi B. Patel, chairman, president and chief executive officer entered into a letter amendment amending the terms of that certain Amended and Restated Employment Agreement Effective as of November 27, 2000 (the "Employment Agreement") between the Company and Mr. Patel, and that certain and Amended and Restated Severance Agreement Effective as of November 27, 2000 (the "Severance Agreement") between the Company and Mr. Patel.

         The amendments to each of the Employment Agreement and Severance Agreement reflect Mr. Patel's election to the office of chairman, which was effective July 1, 2004, upon the retirement of Mr. Hand. In all other respects, the Employment Agreement and Severance Agreement remain unchanged.

         Mr. Patel served as president and chief operating officer from 1993 until April, 2002. In April, 2002, Mr. Patel was named president and chief executive officer, and since July 1, 2004, Mr. Patel has served as chairman, president and chief executive officer.


ITEM 9.01   Financial Statements and Exhibits.

         (c) Exhibits

         10-F-1 Letter Amendment dated March 10, 2005 to Employment Agreement and Severance Agreement between the Company and Homi B. Patel.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        HARTMARX CORPORATION


                                                        /s/ TARAS R. PROCZKO
                                                        -----------------------
                                                        Taras R. Proczko
                                                        Senior Vice President
Dated:  March 14, 2005

EXHIBIT LIST


  Exhibit Number         Description
  --------------         -----------

     10-F-1 Letter Amendment dated March 10, 2005 to Employment Agreement and Severance Agreement between the Company and Homi B. Patel.